QuickLinks -- Click here to rapidly navigate through this document

CONSULTING SERVICES AGREEMENT

This Agreement is entered into effective September 27,2002 ("Effective Date"), between The Immune Response Corporation, 5935 Darwin Court, Carlsbad, California 92008 ("Company") and Steve Antebi having an address at 10550 Fontenelle Way, Los Angeles, California 90077 ("Consultant").

I.
BACKGROUND

1.1
Company hereby retains Consultant to provide consulting services for the purpose of advising Company management and scientific staff on matters concerning the likelihood and timing of the approval of REMUNE® by Thailand authorities and Company's business partners ("Field").

1.2
Consultant has agreed to provide services in the Field, pursuant to the terms and conditions that follow.

II.
CONSULTING SERVICES

2.1
Consultant agrees to perform consulting services, as set forth in this Section II, beginning as of the Effective Date and for one hundred and five (105) days thereafter. Consultant's duties shall include but not be limited to:

a.
Preparation of a written due diligence plan for determining the likelihood and timing of the approval of REMUNE® by the Thailand authorities and Company's business partners.

b.
Visiting all relevant parties related to the Company's REMUNE® business opportunity in Thailand ("Review Process") and formulating a professional opinion as to the likelihood and timing of the Company's success as it relates to the Thailand business opportunity with REMUNE®.

c.
Providing the Company with a written analysis of the Consultant's findings from the Review Process within ten (10) business days of returning from the Review Process. This report shall include all recommendations Consultant finds relevant to helping Company expedite the approval process.

2.2
Consultant agrees to be available on a basis to be mutually agreed upon to advise Company management, scientists and/or other Company consultants regarding the Field, and to attend meetings on mutually agreeable dates and at mutually agreeable times and locations as requested by Company ("Services"). Services shall include, but not be limited to, telephone time; on-site advising at Company, or elsewhere; review of written documents; and/or preparation of written documents.

III.
COMPENSATION

3.1
In consideration of Services, Company shall compensate Consultant directly as follows during the term of this Agreement:

a.
Upon execution of this Agreement and the payment by Consultant to the Company of U.S.$625.00, the Company will issue a certificate for 250,000 shares (post 1-for-4 reverse stock split) of Company's restricted stock to Consultant. The company will agree to effect registration of the underlying common shares under form S-8.

3.2
The compensation set forth in Section 3.1 doers not include expenses incurred pursuant to rendering Services. Company shall reimburse Consultant for all reasonable living and transportation expenses incurred by Consultant pursuant to rendering Services, provided such expenses are approved in writing by Company prior to being incurred. Reimbursement shall be made directly to Consultant upon submission to Company of an invoice that includes original receipts.

3.3
During this 105-day period, Consultant shall have an option to purchase $3,000,000 of private placement securities of Company at terms acceptable to Company. If during the 105-day period

  Consultant exercises the option, he will have an additional 2 weeks to fund the investment from the date of notification of his intent to exercise.

3.4
If by mutual consent the Company and the Consultant agree to continue the relationship beyond the 105 day period and the Consultant exercises his option to purchase $3,000,000 of private placement securities, it is hereby agreed:

a)
Consultant will introduce the Company to potential strategic and financial investors;

b)
Consultant will join the Company's Board of Directors;

c)
Consultant will make introductions to political, educational and medical sources that can have a positive impact to the Company's business;

d)
Any and all other professional services that can be deemed beneficial to the Company.

IV.
CONFIDENTIAL INFORMATION

4.1
Company shall disclose confidential information to Consultant directly or indirectly, with or without notice of its confidential nature. Accordingly, Consultant agrees to hold all information disclosed to Consultant by Company in confidence and neither disclose the same to others nor use the same for any purpose other than as provided herein without the written permission of Company. Upon request, Consultant will return to Company all written information supplied to Consultant by Company, or generated by Consultant on behalf of Company, including all copies thereof.

4.2
Consultant agrees that all technical information, including any reports, relating to Company developed by Consultant in connection with Services under this Agreement, shall be the property of Company and subject to the confidentiality and nonuse provisions set forth herein.

4.3
The duty of confidentiality and nonuse shall not apply to any information disclosed to Consultant by Company which, through no act or failure to act on the part of Consultant:

a.
is or becomes public information,

b.
Consultant has in his possession at the time of disclosure by Company, other than by previous disclosure by Company,

c.
is furnished to Consultant by a third party without restriction on disclosure, provided the third party is not related to this Agreement or to Services rendered,

d.
is developed by or for Consultant outside the scope of this Agreement, or

e.
Consultant has an obligation to disclose under law, including but not limited to those promulgated by the FDA, SEC and/or USPTO, provided Company is given a reasonable opportunity to review the planned disclosure and discuss the need for such.

V.
OTHER PROVISIONS

5.1
In performing Services for Company pursuant to this Agreement, Consultant shall be acting in the capacity of an independent contractor to Company and not as an employee of Company or any of its subsidiaries or affiliated companies. Accordingly, although Company shall specify the general nature of the work to be performed and the goals to be met, the details of performing such work and meeting such goals shall be determined by Consultant. Consultant shall not be entitled to any benefits Company offers its employees.

5.2
The term of this Agreement shall be one hundred five (105) days from the Effective Date, unless terminated earlier pursuant to terms and conditions set forth in this Agreement or extended longer as may be mutually agreed by the parties in writing. Provisions of compensation, confidentiality, nonuse, and invention shall survive termination of the Agreement.

5.3
Either party may terminate this Agreement for any reason upon at least 30 days prior written notice delivered to the other.

5.4
This Agreement cannot be assigned by Consultant.

5.5
No modification or extension of this Agreement shall be valid unless set forth in a writing signed by both parties.

5.6
The laws of the State of California will govern this Agreement and, to the extent applicable, the laws of the United States of America, without regard to the place this Agreement is to be performed or where this Agreement was made. Any dispute arising under this Agreement that the parties cannot resolve by good faith negotiation and discussion shall be decided by binding arbitration, conducted according to rules and guidelines to which the parties shall jointly agree after good faith negotiation. In the event the parties cannot agree on such rules and guidelines within 30 days of beginning such negotiation, the parties hereby agree that the rules and guidelines of the American Arbitration Association shall apply to resolve the dispute.

5.7
Company and Consultant may decide to continue the consulting relationship contemplated herein and add additional tasks to be determined. If this is mutually determined by the parties, then the terms and conditions of that arrangement will be the subject of an amendment to this Agreement or contained in another agreement executed by the parties.

  Agreement to the foregoing is indicated by the signatures below:

CONSULTANT
By:	/s/ STEVEN ANTEBI	XXX-XX-XXXX
Social Security Number:
COMPANY
By:	/s/ MICHAEL L. JEUB Michael L. Jeub Chief Financial Officer and Vice President, Finance

QuickLinks

CONSULTING SERVICES AGREEMENT